UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

Neurotrope, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10732 Hawk’s Vista Street

Plantation, FL 33324

(Address of principal executive offices, including zip code)

954-632-6630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, the Board of Directors of Neurotrope, Inc. (the “Company”) increased the size of our Board of Directors from five to six members and appointed Paul E. Freiman to fill the vacancy so created, to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified.

Mr. Freiman, 79, has extensive pharmaceutical and biotechnology industry operating experience as a board member and Chief Executive Officer of private and publicly traded companies and is a pharmacist. He is currently an independent pharmaceutical and biotechnology industry consultant.  He serves as Chairman of Chronix BioMedical, Inc., and is a member of the Board of Directors of NovaBay Pharmaceuticals, Inc.  In the past, Mr. Freiman served on the boards of Otsuka America, Inc., and several biotechnology companies based in the United States and Singapore.  Prior to his current consulting and board member roles, Mr. Freiman was a partner of Burrill Brasil Investimentos based in Rio de Janiero, Brazil.  He also served as President and Chief Executive Officer of Neurobiological Technologies, Inc., and as a member of its Board of Directors.

Mr. Freiman also served as Chairman and Chief Executive Officer of Syntex Corporation, which was sold to The Roche Group during his tenure. He involved with the marketing of Syntex's lead product, Naprosyn®, and was responsible for moving the product to over-the-counter status, marketed as Aleve®.

Mr. Freiman served on the Board of the Pharmaceutical Research and Manufacturers Association of America (PhRMA) and was its Chairman. He served on a number of industry task forces both domestically and internationally. He also served as Chairman of the University of California (UCSF) Foundation, The United Way of Silicon Valley and a number of not-for-profit organizations over the years.

Mr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

On the same date, the Board granted a non-qualified stock option to Mr. Freiman under the Company’s 2013 Equity Incentive Plan to purchase 250,000 shares of the Company’s common stock, with a term of ten years, exercisable at $1.50 per share, the last sale price for the common stock as quoted on the OTC Markets on the date of grant. The option will vest 20% per year for each of five years after the date of grant (subject to acceleration of vesting upon a change of control of the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: October 24, 2013	By:	/s/ Robert Weinstein
		Name:	Robert Weinstein
		Title:	Chief Financial Officer
and Executive Vice President